UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2006 (June 2, 2006)

GTECH Holdings Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11250	05-0450121
(Commission File Number)	(IRS Employer Identification Number)

55 Technology Way, West Greenwich, Rhode Island 02817

(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: 401-392-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On June 2, 2006, GTECH Holdings Corporation (the “Company”) entered into a Stipulation of Settlement with the plaintiffs in the two class action lawsuits arising in connection with the previously announced merger agreement (the “Merger Agreement”) providing for the acquisition of the Company by Lottomatica S.p.A. (“Lottomatica”) captioned (a) Ralph Sellite, individually and on behalf of all others similar situated, v. GTECH Holdings Corporation, W. Bruce Turner, Robert M. Dewey, Paget L. Alves, Christine M. Cournoyer, James F. McCann, The Rt. Hon. Sir Jeremy Hanley KCMG, Philip R. Lochner, Jr., Anthony Ruys and Burnett W. Donoho, filed in the Rhode Island Superior Court of Kent County, and (b) Claire Partners, on behalf of itself and all others similar situated, v. W. Bruce Turner, Robert M. Dewey, Jr., Paget L. Alves, Christine M. Cournoyer, Burnett W. Donoho, The Rt. Hon. Sir Jeremy Hanley KCMG, Philip R. Lochner, Jr., James F. McCann, Anthony Ruys, GTECH Holdings Corporation, and Lottomatica S.p.A., filed in the Rhode Island Superior Court of Kent County. As consideration for the Stipulation of Settlement, as previously publicly disclosed, the Company made additional disclosures in its definitive proxy statement filed with the Securities and Exchange Commission on May 8, 2006 and agreed to pay plaintiffs' claim for reasonable attorneys' fees and expenses totalling $700,000. The settlement, which is subject to court approval and completion of the proposed merger, will result in the dismissal of both lawsuits and releases by the plaintiffs on behalf of themselves and the shareholder class they represent of all claims against the Company and the individual directors arising out of or relating to the proposed merger. While the Company believes the claims made in the lawsuits to be without merit and has denied any wrongdoing, it entered into the Stipulation of Settlement in an effort to eliminate the burden and expense of further litigation and the risk of delaying the closing of the proposed merger with Lottomatica.

Section 8 – Other Events

Item 8.01.	Other Events.

This Report discloses the information set forth in the press release issued by the Company on June 7, 2006, a copy of which press release is provided as an Exhibit hereto, announcing that at a special meeting of the Company’s shareholders held at the Company’s corporate headquarters today, such shareholders voted to approve the Merger Agreement providing for the acquisition of the Company by Lottomatica.

The Company further discloses that no holder of outstanding shares of the Company’s Common Stock asserted appraisal rights prior to the vote to approve the Merger Agreement at today’s special meeting. Accordingly, the condition to the obligation of Lottomatica’s wholly-owned subsidiaries to effect the merger relating to appraisal rights (i.e. set forth in Section 7.02(f) of the Merger Agreement) has been satisfied.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, GTECH Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTECH HOLDINGS CORPORATION

By:	/s/ Walter G. DeSocio
Walter G. DeSocio Senior Vice President, General Counsel and Secretary and Chief Compliance Officer, Human Resources

Dated: June 7, 2006

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Press Release dated June 7, 2006